Exhibit 99.1

Eargo Reports First Quarter 2023 Financial Results

Recent Highlights:

•	Net revenues of $11.8 million in the first quarter of 2023, up 29% year-over-year

•	Gross systems shipped of 8,705, up 51% year-over-year

•	GAAP total operating loss $22.8 million in the first quarter of 2023, compared to $30.4 million in the first quarter of 2022

•	Commercially launched Eargo 7, a self-fitting hearing aid with the use of Sound Match via our mobile app, in February 2023

•	Company expects modest sequential improvements to net operating cash burn in the remaining quarters of 2023

SAN JOSE, Calif., May 11, 2023 – Eargo, Inc. (Nasdaq: EAR) (“Eargo” or the “Company”), a medical device company on a mission to improve hearing health, today reported its financial results for the first quarter ended March 31, 2023.

Christian Gormsen, President and CEO, said, “In the first quarter of 2023, we continued to make progress on evolving Eargo into a true omni-channel business. Retail once again led the way in our efforts to diversify our business growth, with our direct-to-consumer, cash-pay business seeing increased efficiency as we continue to refine our media spend. While still early, we also continue to pursue opportunities to expand our presence in the insurance market. Our first quarter volume growth, combined with our continued capital efficiency initiatives, led to increased gross margins, reduced operating expenses and a lower net operating loss. Lastly, in February 2023 we commercially launched our Eargo 7 self-fitting hearing aid with the use of Sound Match via our mobile app. We look forward to further scaling the business through our omni-channel strategy over the remainder of 2023.”

First Quarter 2023 Financial and Operating Results

Gross systems shipped for the first quarter of 2023 were 8,705, compared to 5,773 during the first quarter of 2022. The increase in shipment volume year-over-year was largely driven by shipments of our Eargo hearing devices to Victra, our largest retail partner, for in-person customer sales at its approximately 1,500 store locations across the United States. Gross systems shipped to Victra in the first quarter included an initial stocking order of Eargo 7 devices as well as subsequent replenishment orders. We are currently unable to predict the timing or size of any future Victra orders, which may impact our net revenue and the consistency of our results on a sequential basis. In addition, gross systems shipped in the first quarter of 2022 were impacted by our decision in December 2021 to temporarily stop accepting insurance benefits as a method of direct payment. As previously disclosed, we subsequently resumed accepting insurance benefits as a method of direct payment in certain limited circumstances.

The sales returns rate for the first quarter of 2023 was 37.4%, compared to 33.9% in the first quarter of 2022. The year-over-year increase in the sales returns rate in the first quarter of 2023 was primarily due to a higher sales returns rate for systems sold to Victra.

Net revenue was $11.8 million for the first quarter of 2023, compared to $9.2 million for the first quarter of 2022. The year-over-year increase was driven by the increase in gross systems shipped.

Gross profit for the first quarter of 2023 was $5.1 million, compared to gross profit of $3.7 million for the first quarter of 2022. Gross margin was 43.4% for the first quarter of 2023, compared with 40.2% for the first quarter of 2022. The year-over-year increase in gross margin was primarily due to a reduction in our cost of revenue per unit sold in the first quarter of 2023.

Total operating expenses were $27.9 million, or 236.3% of net revenues, for the first quarter of 2023, compared with $34.1 million, or 371.3%, for the first quarter of 2022. The year-over-year decrease in total operating expenses was primarily driven by lower media spend and lower professional fees, which were impacted by activities related to the previously disclosed Department of Justice investigation and compliance matters in the first quarter of 2022, partially offset by a net increase in personnel and personnel related costs, driven by investments in our compliance, insurance and retail teams, in the first quarter of 2023.

Sales and marketing expenses were $13.4 million, or 113.4% of net revenues, for the first quarter of 2023, compared with $13.3 million, or 144.8%, for the first quarter of 2022. Lower media spend in the first quarter of 2023 compared to the corresponding prior year period was offset by increases in personnel and personnel-related costs.

Research and development expenses were $4.6 million, or 39.0% of net revenues, for the first quarter of 2023, compared with $5.8 million, or 63.7%, for the first quarter of 2022. The year-over-year decrease was primarily driven by lower personnel-related costs and lower third-party costs.

General and administrative expenses were $9.9 million, or 83.9% of net revenues, for the first quarter of 2023, compared with $14.9 million, or 162.8%, for the first quarter of 2022. The year-over-year decrease was primarily driven by a reduction in general corporate costs related to legal, consulting and other professional fees that were driven by activities related to litigation, financing and compliance matters in the first quarter of 2022, partially offset by an increase in personnel and personnel-related costs.

Excluding stock-based compensation expense, non-GAAP operating expenses for the first quarter of 2023 were $24.6 million, including research and development expenses of $4.0 million, sales and marketing expenses of $12.5 million, and general and administrative expenses of $8.1 million. Please refer to the section below titled “Use of Non-GAAP Financial Measures” and the non-GAAP reconciliation tables at the end of this press release.

GAAP loss from operations was $22.8 million, or 193.0% of net revenues, for the first quarter of 2023, compared with $30.4 million, or 331.1% of net revenues, for the first quarter of 2022. The year-over-year decrease in GAAP loss from operations was primarily due to factors described in the above paragraphs. Excluding stock-based compensation expense, non-GAAP loss from operations losses for the first quarter of 2023 were $19.4 million, compared with $27.4 million in the first quarter of 2022.

Net loss attributable to common stockholders for the first quarter of 2023 was $21.9 million, or $1.06 per share, compared to a net loss attributable to common stockholders of $30.6 million, or $15.59 per share, for the first quarter of 2022. Excluding stock-based compensation expense, non-GAAP net loss attributable to common stockholders for the first quarter of 2023 was $18.5 million, or $0.90 per share, compared to a non-GAAP net loss of $27.7 million, or $14.07 per share, for the same period in 2022. The year-over-year decrease in both GAAP and non-GAAP net loss per share attributable to common stockholders was primarily driven by a reduction in GAAP and non-GAAP net loss, respectively, and the Company’s rights offering and related conversion of senior secured convertible notes completed in November 2022, which resulted in the issuance of 18.75 million additional shares of our common stock.

Net operating cash burn, defined as cash used in operating and investment activities, for the first quarter of 2023 was approximately $21.5 million.

Cash and cash equivalents were $79.8 million as of March 31, 2023, compared to $101.2 million as of December 31, 2022.

2023 Financial Guidance

The Company expects modest sequential improvements to net operating cash burn, defined as cash used in operating and investment activities, in the remaining quarters of 2023. The Company is not providing further financial guidance at this time.

Conference Call and Webcast Information

Eargo will host a conference call to discuss the first quarter financial results after market close on May 11, 2023, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone at (800) 715-9871 for U.S. callers or (646) 307-1963 for international callers, using conference ID: 2789592. The live webinar can be accessed at ir.eargo.com.

About Eargo

Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Eargo’s seventh generation device, Eargo 7, is an FDA 510(k) cleared, self-fitting over-the-counter hearing aid featuring Sound Adjust+ with Comfort and Clarity Modes, which focuses on noise reduction and adapting to the user’s environment and needs. Eargo 7 is available for purchase here.

Related Links

http://eargo.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including but not limited to statements regarding the continued evolution and scaling of the Company’s omni-channel business, the efficiency of the Company’s cash-pay business and media spend, the Company’s partnership with Victra and other retail partners, the expansion of the Company’s insurance business, the effects of the Company’s capital efficiency initiatives, the effects of the Company’s consumer-first approach and expected improvement in net operating cash burn. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: our expectations regarding our omni-channel business, including partnerships with retailers, resellers and other distributors (whether brick and mortar or online); the extent to which we may be able to validate and establish processes to support the submission of claims for reimbursement from third-party payors, including those participating in the Federal Employee Health Benefits program, and our ability to maintain or increase insurance coverage of our hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; estimates of our future capital needs and our ability to raise capital on favorable terms, if at all, including the timing of future capital requirements and the terms or timing of any future financings; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on our business and results of operations; our expectations concerning additional orders by existing customers; our expectations regarding the potential market size and size of the potential consumer populations for our products and any future products, including insurance coverage of our hearing aids; our ability to release new hearing aids and the anticipated features of any such hearing aids; the performance, differentiation and attractiveness to consumers of our products; developments and projections relating to our competitors and our industry, including competing products; our ability to maintain our competitive technological advantages against new entrants in our industry; the pricing of our hearing aids; our expectations regarding the ability to make certain claims related to the performance of our hearing aids relative to competitive products; our expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the new over-the-counter hearing aid regulatory framework; and our expectations regarding macroeconomic conditions, including but not limited to the impact of COVID-19, inflationary trends, uncertainty or volatility in the market (including recent and potential disruption in the banking system and financial markets and geopolitical events (such as the conflict in Ukraine and tensions across the Taiwan Strait)) on our business and results of operations. These and other risks are described in greater detail in the sections titled “Risk Factors” contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company reports non-GAAP results for gross profit, gross margin, total operating expenses, sales and marketing expenses, research & development expenses, general & administrative expenses, total operating loss, net loss, and net loss per share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company’s financial measures under GAAP include charges such as stock-based compensation, as listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Management has excluded the effects of stock-based compensation in its non-GAAP financial measures to assist investors in analyzing and assessing the Company’s operating performance. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, and they may not be comparable with similarly named financial measures of other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP financial measures and the reconciliation between these presentations, to more fully understand its business.

Investor Contact

Nick Laudico

Chief Retail Officer

ir@eargo.com

Eargo, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$79,776	$101,238
Accounts receivable, net	1,920	1,910
Inventories	4,837	5,036
Prepaid expenses and other current assets	11,104	7,846

Total current assets	97,637	116,030
Operating lease right-of-use assets	7,835	5,765
Property and equipment, net	6,430	7,441
Intangible assets, net	956	1,063
Goodwill	873	873
Other assets	779	906

Total assets	$114,510	$132,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,976	$6,504
Accrued expenses	8,114	12,715
Sales returns reserve	5,840	3,942
Other current liabilities	1,379	1,462
Lease liability, current portion	695	628

Total current liabilities	25,004	25,251
Lease liability, noncurrent portion	7,166	5,973

Total liabilities	32,170	31,224

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; zero shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Common stock; $0.0001 par value; 450,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 20,741,841 and 20,726,965 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2	2
Additional paid-in capital	618,559	615,151
Accumulated deficit	(536,221)	(514,299)

Total stockholders’ equity	82,340	100,854

Total liabilities and stockholders’ equity	$114,510	$132,078

Eargo, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended March 31,
	2023	2022
Revenue, net	$11,813	$9,176
Cost of revenue	6,691	5,491

Gross profit (loss)	5,122	3,685
Operating expenses:
Research and development	4,605	5,847
Sales and marketing	13,401	13,290
General and administrative	9,908	14,934

Total operating expenses	27,914	34,071

Loss from operations	(22,792)	(30,386)
Other income (expense), net:
Interest income	870	5
Interest expense	—	(264)

Total other income (expense), net	870	(259)

Loss before income taxes	(21,922)	(30,645)
Income tax provision	—	—

Net loss and comprehensive loss	$(21,922)	$(30,645)

Net income (loss) attributable to common stockholders, basic and diluted	$(21,922)	$(30,645)

Net income (loss) per share attributable to common stockholders, basic and diluted	$(1.06)	$(15.59)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	20,734,403	1,966,154

Eargo, Inc.

Results of Operations – Reconciliation between GAAP and Non-GAAP

(Unaudited)

(In thousands, except per share amounts)

Reconciliation between GAAP and non-GAAP net loss per share attributable to common stockholders:

	Three months ended March 31,
	2023	2022
GAAP net loss per share to common stockholders, basic and diluted	$(1.06)	$(15.59)
Stock-based compensation	0.16	1.52

Non-GAAP net loss per share to common stockholders, basic and diluted	$(0.90)	$(14.07)

Reconciliation between GAAP and non-GAAP net loss attributable to common stockholders:

	Three months ended March 31,
	2023	2022
GAAP net loss attributable to common stockholders, basic and diluted	$(21,922)	$(30,645)
Stock-based compensation	3,407	2,985

Non-GAAP net loss attributable to common stockholders, basic and diluted	$(18,515)	$(27,660)

Reconciliation between GAAP and non-GAAP operating expenses and operating loss:

	Three months ended March 31,
	2023	2022
GAAP gross profit	$5,122	$3,685
Stock-based compensation	42	22

Non-GAAP gross profit	$5,164	$3,707

GAAP gross margin	43.4%	40.2%
Stock-based compensation	0.4%	0.3%

Non-GAAP gross margin	43.8%	40.5%

GAAP research and development expense	$4,605	$5,847
Stock-based compensation	(653)	(985)

Non-GAAP research and development expense	$3,952	$4,862

GAAP sales and marketing expense	$13,401	$13,290
Stock-based compensation	(890)	(637)

Non-GAAP sales and marketing expense	$12,511	$12,653

GAAP general and administrative expense	$9,908	$14,934
Stock-based compensation	(1,822)	(1,341)

Non-GAAP general and administrative expense	$8,086	$13,593

GAAP total operating expense	$27,914	$34,071
Stock-based compensation	(3,365)	(2,963)

Non-GAAP total operating expense	$24,549	$31,108

GAAP loss from operations	$(22,792)	$(30,386)
Stock-based compensation	3,407	2,985

Non-GAAP loss from operations	$(19,385)	$(27,401)

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